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                                                                    Exhibit 3.22

                            STOCK PURCHASE AGREEMENT

         THE TRANSACTIONS SET FORTH IN THIS AGREEMENT ARE BEING ENTERED INTO IN RELIANCE ON CERTAIN EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS. THE PURCHASER OF THE SHARES OF COMMON STOCK SOLD HEREBY MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE
SHARES HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT AND, THEREFORE, CANNOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE SHARES HAVE NOT BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM QUALIFICATION IS AVAILABLE. THE SALE OF THESE SHARES HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND IS BEING CONDUCTED PURSUANT TO AN EXEMPTION FROM SUCH QUALIFICATION REQUIREMENTS.

                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of July 16, 1997 by and between Food Extrusion, Inc., a Nevada corporation (the "Company"), and Marilyn Roosevelt, an individual residing at 11630 Bellagio Rd., Los Angeles, California 90049 (the "Purchaser").

                                 R E C I T A L S


         WHEREAS, the Company desires to issue to Purchaser 40,000 shares of Restricted Common Stock of the Company (the "Shares") in exchange for consulting services provided to the Company by the Purchaser on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:


                                A G R E E M E N T


         1.       Issuance of Shares


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                  Subject to the terms and conditions of this Agreement,  on the
Closing Date (as defined below), the Company shall issue to the Purchaser the Shares on the terms set forth herein.

         2.       Closing

                  2.1 Closing. Subject to the terms and conditions hereof, on July 16, 1997 (the "Closing Date"), the Company shall issue to the Purchaser the Shares.

                  2.2 Deliveries. On the Closing Date, the Company will deliver to the Purchaser a certificate or certificates representing the Shares in satisfaction of payment for prior services rendered by Purchaser to the Company, and such other documents of transfer as may be necessary or appropriate to effect the issuance contemplated hereby.

         3.       Representations and Warranties of the Company

                  The Company hereby represents and warrants to the Purchaser that:

                  3.1 Organization and Standing. The Company is a corporation duly organized and existing under the laws of the State of Nevada and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

                  3.2 Corporate Power. The Company has all requisite corporate power to enter into this Agreement, to sell the Shares as provided herein and to carry out and perform its obligations under the terms of this Agreement.

                  3.3 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the purchase of the Shares pursuant hereto and the performance of the Company's obligations hereunder has been taken. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except insofar as the availability of equitable remedies may be limited by applicable law.
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         4. Representations and Warranties of the Purchaser.

                  The Purchaser hereby represents and warrants to the Company as follows:

                  4.1 Residence. The Purchaser is an individual residing in the State of California.

                  4.2 Power to Enter into this Agreement and Purchase the Shares. The Purchaser has all requisite power and authority to enter into this Agreement, to purchase the Shares as provided herein and to carry out and perform his obligations under the terms of this Agreement. Execution of this Agreement and consummation of the transactions contemplated hereby does not and, as of the Closing Date, will not, conflict with or result in a default under, any agreement to which the Purchaser is a party which conflict or default would result in any third party having any rights whatsoever with respect to consideration for the Shares to be transferred on the Closing Date.

                  4.3 Validity. This Agreement, when executed and delivered by the Purchaser, shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and except insofar as the availability of equitable remedies may be limited by applicable law.

                  4.4 Investment Representations. This Agreement is made with the Purchaser in reliance on the following specific representations to the Seller that:

                           (a) The Shares  purchased  hereunder will be acquired
for the Purchaser's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and the Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same.

                           (b) The Purchaser has been afforded an opportunity to
ask such questions of the Company's directors, officers, agents, accountants and representatives concerning the Company's business, operations, financial condition,  assets,  liabilities  and other  relevant  matters as Purchaser  has

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deemed necessary or desirable and have received answers the Purchaser  considers responsive to such questions, and have been given all such information as has been requested, in order to verify the information supplied and evaluate the merits and risks of the investment contemplated herein. The Purchaser has consulted the Purchaser's own financial, tax, accounting and legal advisers, if any, as to the Purchaser's investment in the Shares and the consequences thereof and risks associated therewith.

                           (c) The Purchaser has been solely responsible for the
Purchaser's own "due diligence" investigation of the Company and its management and business, for Purchaser's own analysis of the merits and risks of this investment, and for Purchaser's own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, the Purchaser has acted solely in the Purchaser's own interest, and the Purchaser has not acted as an agent of the Company.

                           (d) The  Purchaser  has a  pre-existing  personal  or
business relationship with the Company or its officers, directors or controlling persons and, as a result of such relationship and the Purchaser's prior experience in financial matters, the Purchaser is able to evaluate the capital structure and business of the Company (with particular reference to the lack of cash and other assets) and the risks inherent therein. The Purchaser has personal or business contacts of a nature and duration such as to enable Purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of acquiring the Shares and of protecting Purchaser's interests in connection therewith. The Purchaser is able to bear the economic risk of the acquisition of the Shares, including a complete loss of the Purchaser's investment in the Shares. The Purchaser acknowledges that such investment is highly speculative.

                           (e) The  Purchaser has been advised that the issuance
and transfer of the Shares by the Seller to the Purchaser has not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that the transaction is exempt from the registration requirements of the Act pursuant to Section 4 (2) of the Act and the rules and regulations thereunder; and that the Shares acquired hereby have not been registered or qualified for offering under the securities laws of any state in reliance upon exemptions from

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registration or qualification  available pursuant to applicable state securities laws, and are restricted securities. The Purchaser has further been advised that the reliance on such exemptions is predicated, in part, upon the Purchaser's representation that the Purchaser is acquiring the Shares for the Purchaser's own account for investment purposes and not with a view to, or for sale in connection with, any distribution thereof under such circumstances as would constitute a public offering of unregistered or unqualified securities within the contemplation of the Act or applicable state securities laws.

                           (f) The  Purchaser  has been  provided with a copy of
the Company's 15c2-11 Statement which includes the Company's latest audited financial statement.

                           (g) The  Purchaser  confirms  that  the  purchase  of
Shares herewith was not accomplished by any means of general solicitation or any form of public advertisement.

                  4.5 Rule 144. Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that such securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available; that, in any event, the exemption from registration under Rule 144 will not be available for at least one year, and even then will not be available unless: (i) a public trading market then exists for the Shares; (ii) adequate information concerning the Company is then available to the public; and (iii) other terms and conditions of Rule 144 are complied with, including, among other things, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold in any three-month period shall not exceed specified limitations; and that any sale of such securities may be made by the Purchaser only in limited amounts in accordance with such terms and conditions if Purchaser is an affiliate of the Company or has held such securities less than two years.

         5. Satisfaction. The Purchaser acknowledges receipt of the Shares from the Company. The Purchaser agrees and acknowledges that the foregoing issuance of Shares constitutes full performance and satisfaction of the Company's obligations to the Purchaser for payment for the Purchaser's services provided to the Company as a consultant and shall fully discharge the Company from any further obligation.
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         6.       Conditions Precedent

                  6.1 Conditions Precedent to the Company's Obligations. The Company shall be obligated to issue the Shares to the Purchaser pursuant to
Section 1 hereof only if the Purchaser has met the following condition precedent:

                           (a)  The   representations   and  warranties  of  the
Purchaser shall be true and correct as of the date hereof and as of the Closing Date.

                  6.2 Conditions Precedent to Purchaser's Obligations. The Purchaser shall be obligated to receive the Shares from the Company pursuant to
Section 1 hereof only if the Company has met the following conditions precedent:

                           (a) The representations and warranties of the Company
shall be true and correct as of the date hereof and as of the Closing Date.

                           (b) The Company  shall have tendered to the Purchaser
the Shares.

         7.       Term and Termination

                  7.1 Term. This Agreement shall continue in full force and effect until the Shares are issued to the Purchaser hereunder or until earlier terminated as provided in Section 6.2 hereof.

                  7.2. Termination. This Agreement may be terminated as follows:

                           (a) By the Company upon notice to the Purchaser if:

                                    (i) any  representation  or  warranty of the
Purchaser shall have been untrue or incorrect in any material respect;

                                    (ii)   any   condition   precedent   of  the
Company's obligations has not been satisfied as of the Closing Date or

                           (b) By the Purchaser upon notice to the Company if:


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                                    (i) any  representation  or  warranty of the
Company shall have been untrue or incorrect in any material respect; or

                                    (ii)   any   condition   precedent   of  the
Purchaser's obligations has not been satisfied as of the Closing Date.

                           (c)  Failure  by either  party to  provide  notice of
termination shall not be deemed a waiver of the right to terminate nor shall it be construed as a waiver of any future rights to terminate this Agreement.

         8.       Legends.

                  8.1 Securities Act Legend. Each certificate representing the Shares issued shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS (THE "LAWS") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR QUALIFICATION UNDER THE LAWS UNLESS THE COMPANY AND ITS COUNSEL ARE SATISFIED THAT SUCH REGISTRATION AND QUALIFICATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION.

                  8.2 State Securities Laws Legends. Any certificate representing the Shares shall also be endorsed with any legend or legends required by the securities laws of the jurisdiction of the residence of the Purchaser.

         9.       Miscellaneous.

                  9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without application of principles of conflicts of laws.

                  9.2 Survival. The representations,  warranties,  covenants and
agreements   made  herein  shall   survive  the  closing  of  the   transactions
contemplated hereby.
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                  9.3  Successors  and Assigns.  Except as  otherwise  expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This agreement may be assigned in whole or in part by the Company in connection with the transfer of any Shares by the Company to any third party, provided, however, that any such third party shall agree to assume each of the obligations of the Company under this Agreement. This Agreement may not be assigned by the Purchaser without the prior written consent of the Company.

                  9.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties.

                  9.5  Notices,   etc.  All  notices  and  other  communications
required or permitted hereunder shall be in writing and shall be (i) delivered personally, (ii) transmitted by first-class mail, postage prepaid, or airmail, postage prepaid, in the event of mailing for delivery outside of the country in which mailed, (iii) transmitted by an overnight courier of recognized reputation or of recognized international reputation in the event of an international delivery, or (iv) transmitted by telecopier (with confirmation by airmail or courier), addressed (a) if to the Purchaser, his address as set forth in the first paragraph of this Agreement or (b) if to the Company, at his address set forth in the first paragraph of this Agreement. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (A) the date of receipt if delivered personally, (B) the date seven (7) days after posting if transmitted by mail, (C) the date three (3) days after delivery to the courier if sent by recognized or internationally recognized courier service, or (D) the date on which written confirmation would be deemed to have been given as provided above, whether by mail or by courier, as applicable, if transmitted by telecopier, whichever shall first occur.

                  9.6 Separability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be

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affected or impaired thereby.

                  9.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.




                  IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first written above.

FOOD EXTRUSION, INC.


By:  /s/ Allen Simon
    -----------------
Name:  Allen J. Simon

Title:  Chief Executive Officer


/s/ Marilyn Roosevelt
---------------------
Marilyn Roosevelt